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                                                                 EXHIBIT 10(19)

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT Agreement (this "Agreement"), dated as of October 25, 1999 (the "Effective Date"), is made by and between Virtual Communities Inc., a Delaware Corporation with its principal place of business at 589 Eighth Avenue, New York, New York 10018 (the "Company") and Deborah Gaines ("Employee").

     WHEREAS, the Company desires to employ Employee in the position of Editorial Director on the terms and conditions set forth below, and Employee represents herself as possessing the necessary knowledge, experience and training to serve in this capacity and desires to accept employment with the Company on the terms and conditions below.

     ACCORDINGLY, the parties agree as follows:

     1.   Term
          ----

          a.   Basic Term.  The Company shall employ Employee for the
               ----------
period commencing on the Effective Date of this Agreement and ending on the first anniversary of the date first set forth above one (1) year, provided, however, that this Agreement shall be automatically extended for an additional period of one year at each such anniversary, unless either party hereto gives written notice to the other party at least thirty (30) days' prior thereto that this Agreement shall not be so extended. Notwithstanding the foregoing, this Agreement may be earlier terminated as hereinafter provided. For purposes of this Agreement the initial term of this Agreement and any automatic extension as provided above shall be referred to as the "Term."

     2.   Position and Responsibilities
          -----------------------------

          a.   Duties:  Employee shall perform all duties consistent with
               ------
the position of Editorial Director now or hereafter assigned to Employee by the Company and any other or additional duties assigned to Employee by the Company. Employee will devote his full professional time, attention and best efforts to the performance of these duties. Employee shall abide by the Company's rules, regulations, and practices as they may from time-to-time be adopted or modified.

          b.   Other Activities:  Except upon the prior written consent of
               ----------------
the Company, Employee will not, during the Term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Employee's duties and responsibilities hereunder or create a conflict of interest with the Company.

     3.   Compensation and Benefits
          -------------------------

          a.   Base Salary:  In consideration of the services to be
               -----------
rendered under this Agreement, the Company shall pay Employee a salary at the rate of 90,000 Dollars ($90,000) per year ("Base Salary"). The Base Salary shall be paid monthly in accordance with the Company's

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regularly established practice. Employee's Base Salary will be reviewed from time to time in accordance with the Company's established procedures for reviewing salaries for similarly situated employees. The Company may, in its sole discretion, adjust the Base Salary and the remainder of this Agreement will remain effective and based on the new Base Salary.

          b.        Incentive Plans:  Employee shall be eligible to participate
                    ---------------
in the Company's incentive plans, if any, that the Company offers to Employee under the terms established by the Company and as may be amended from time to time in the Company's sole discretion.

          c.        Stock Option.  Employee shall be issued an option to acquire
                    ------------
up to 75,000 shares of the Company's Common Stock under the Company's Incentive Stock Option Plan. The option shall be subject to a vesting schedule and the terms and conditions of the Incentive Stock Option Plan and a stock option agreement, which shall be in the form of the standard stock option agreement attached as Exhibit A. The exercise price shall be determined by the Company's Board of Directors in accordance with the Incentive Stock Option Plan. In addition, the Company's Board of Directors may, in its sole discretion, approve additional options grants under the Incentive Stock Option Plan to Employee during the Term of this Agreement.

          d.        Benefits:  Employee shall be eligible to participate in the
                    --------
Company's benefit plans that are generally made available to similarly-situated employees as established by the Company and as may be amended from time to time in the Company's sole discretion.

          e.        Vacation:  Employee shall be entitled to 12 days paid
                    --------
vacation per year in first year of employment, which shall accrue in accordance with the Company's regular policy. Employee shall be entitled to one additional day for each successive year in employment of the Company, up to a maximum of 20 days paid vacation per year in the ninth year of employment. Vacation requests must be approved by the Company in accordance with the Company's policy. Employee shall be able to carry over to the next year up to five days of accrued but unused vacation in accordance with the Company's policy.

          f.        Expenses:  The Company shall reimburse Employee for
                    --------
reasonable business expenses necessarily incurred in the performance of Employee's duties in accordance with the Company's regular policy. All reimbursable expenses must either (i) comply with the limits established by the Company's corporate budget and the Company's regular policy or (ii) by approved in writing by the President of the Company in advance.

          g.        Withholdings.  All amounts paid under this Agreement shall
                    ------------
be paid less all applicable state and federal tax withholdings and all applicable benefit contributions.

          h.        Exclusive Compensation.  Employee's Base Salary is a gross
                    ----------------------
amount and together with all other benefits or entitlements specified in this Agreement, shall be considered an all-inclusive package, constituting all the consideration to which the Employee is entitled from VCI.


     4.   Employment At Will
          ------------------


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          Subject only to the obligations described in Section 5 below, the
Company or Employee may terminate Employee's employment with the Company at any time for any reason, including no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies, or practices of the Company relating to the employment, discipline, or termination of its employees.

    5.    Termination Benefits
          --------------------

          a.   Notice Period:  Except in situations where Employee's employment
               -------------
is terminated For Cause , By Death or By Disability (as hereinafter defined), either party may terminate Employee's employment at any time upon two (2) weeks written notice. Upon termination under this Section by either party, the Company may, in its sole discretion, terminate Employee's employment at any time prior to the end of such notice period provided that the Company pays to Employee the Base Salary that Employee would have earned through the end of such notice period. Upon payment of the amounts due to Employee under this Section, all obligations of the Company under this Agreement shall cease.

          b.   Remedy for Breach of Notice Period.  The parties agree that a
               ----------------------------------
breach of the notice obligations in the preceding Section by either party will entitle the other party to agreed fixed compensation from the breaching party, in an amount equal to the Employee's Base Salary paid during the breached period, without proof of damages and without prejudice to the aggrieved party's right to pursue any other remedy in connection with such breach.

          c.   Termination For Cause:  For the purposes of this Agreement,
               ---------------------
termination shall be "For Cause" if, in the reasonable judgment of the Company:
(i) Employee engages in any act or omission which is in bad faith and to the detriment of the Company; (ii) Employee refuses or fails to act in accordance with any direction or order of the Company; (iii) Employee exhibits, in the reasonable opinion of the Company, unfitness or unavailability for service (other than disability as provided in 5(d)), misconduct, dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence in the management of the affairs of the Company; (iv) Employee is convicted of a crime; or (v) Employee breaches any material terms of this Agreement.

          d.   By Death:  Employee's employment shall terminate automatically
               --------
upon his death. The Company shall pay to Employee's beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter, all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Employee's heirs to the benefits of any life insurance plan or other applicable benefits.

     e.   Termination Other Than for Cause or Disability.  In the event that the
          ----------------------------------------------
Employee's employment is terminated by the Company other than for Cause or Disability, the Company shall pay Employee a pro-rated severance fee equivalent to one (1) day of the Base Salary (each a "Computation Day") for each complete fiscal quarter that Employee has worked with the Company (the "Severance Fee") through the effective date of termination of employment by the

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Company, provided, however, that such Severance Fee shall be subject to a maximum amount equal to 30 (thirty) Computation Days in the aggregate. Such Severance Fee shall constitute any and all consideration due to Employee with respect to the termination of Employee's employment by the Company for any reason other than for Cause or Disability.

          6.    Termination Obligations
                -----------------------

                a. Employee agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials furnished to or prepared by Employee incident to his/her employment belong to the Company and shall be promptly returned to the Company upon termination of Employee's employment.
Upon termination of Employee's employment, Employee shall be deemed to have resigned from all offices and directorships, if any, then held with the Company.

                b. Following any termination of Employee's employment for any reason, Employee shall fully cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees of the Company. Employee shall also cooperate in the defense of any action brought by any third party against the Company that relates in any way to Employee's acts or omissions while employed by the Company.

                c. Employee's obligations in this Section and in Sections 7 through 11 shall survive the termination of this Agreement and the termination of Employee's employment for any reason.

                d. The Company shall have the right to apprise any future employer, partner, associate, employee or contractor of Employee, or any other relevant party, of the terms and conditions of Employee's obligations under this Section and Sections 7 through 11 of this Agreement.


          7.    Competitive Activities
                ----------------------

a. During the Term of his employment and for six (6) months thereafter, Employee shall not, for himself or any third party, directly or indirectly (a) divert or attempt to divert from the Company or an affiliated company any business of any kind for which Employee was in any way responsible during Employee's employment with the Company, including, without limitation, the solicitation of or interference with any of its customers, potential customers, Clients, business partners or suppliers, (b) solicit or encourage any person employed by the Company or an affiliated company to terminate his or her employment, or (c) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is competitive with the Company or any affiliated company, including, without limitation, forming, promoting, or being employed by any person or entity that is competitive with the Company; provided that, this subsection (c) shall not apply
                              -------- ----
after the termination of Employee's employment if Employee remained employed by the Company for less than four (4) months.

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b.   For the purposes of this Section, entities or persons that are competitive with the Company shall include any entity or person whose business, in whole or in part, includes the maintaining or developing of web sites related to ethnic topics, and/or other topics similar to the web sites or communities to be developed by the the Company during the Term of Employee's employment, or the building of online communities for third parties or the development of content management software for publishing web sites.

c. The parties understand that Employee's undertaking herein shall apply anywhere in the world, due to the global nature and applicability of the Company's business and the business of the Company's Clients.

d. Employee acknowledges that there is a substantial likelihood that the activities described in this Section would involve the unauthorized use or disclosure of Confidential Information (as hereinafter defined) and that use or disclosure of such information would be extremely difficult to detect. The Employee has accepted the limitations of this Section as a reasonably practicable and unrestrictive means of preventing such use or disclosure.


e.   Enforceability.  Employee acknowledges and warrants that Employee will be
     --------------
fully able to earn an adequate livelihood if the foregoing non-competition covenants under this Section 7 are enforced against Employee. Employee further agrees and warrants that the covenants contained herein are reasonable, that valid consideration is being received therefore and that the agreements set forth herein are the result of arms length negotiation between the parties hereto.

          8.    Inventions/Intellectual Property
                --------------------------------

                a. Any and all inventions, discoveries, improvements or intellectual property which Employee has conceived or made or may conceive or make during the period of his employment with the Company relating to or in any way pertaining to or connected with the systems, products, apparatus, or methods employed, manufactured, constructed or researched by the Company shall be the sole and exclusive property of the Company. If for any reason, any such invention, discovery, improvement or intellectual property is not the sole and exclusive property of the Company, Employee hereby assigns to the Company and/or waives and relinquishes in favor of the Company all right, title and interest in and related to the invention, discovery, improvement or intellectual property. If any right assigned to the Company by Employee, or waived or relinquished in favor of the Company hereunder, is not capable of assignment, waiver and/or relinquishment [hereinafter -- "Non-Assignable Rights"], then Employee hereby grants to the Company a perpetual, exclusive, royalty free, worldwide license to exploit and use the Non-Assignable Rights, including a license to assign, transfer and sub-license the Non-Assignable Rights, in any manner that the Company deems fit, and further hereby consents to any exercise whatsoever of the Non-Assignable Rights by the Company.

                b. Employee agrees to disclose promptly to the Company all such improvements, discoveries, or inventions which Employee has made or may make solely, jointly, or commonly with others, and to assign as appropriate such improvements, discoveries,

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inventions or intellectual property to the Company, where the rights are the property of the Company, and agrees to execute and sign any and all applications, assignments, or other instruments which the Company may deem necessary in order to enable it, at its expense, to apply for, prosecute, and obtain Letters Patent of the United States or foreign countries for said improvements, discoveries, inventions or intellectual property, or in order to assign or convey to or vest in the Company the sole and exclusive right, title, and interest in and to said improvements, discoveries, inventions, or patents.

                c. The Company shall not pay any remuneration (other than compensation pursuant to this Agreement) in consideration for the confirmation, assignment, waiver, relinquishment and/or license of rights by Employee hereunder, or for any other rights acquired with respect to inventions, discoveries, improvements or intellectual property. Without derogating from the generality of the foregoing provisions, Employee confirms that the Company (or its Client as the case may be) will decide whether and how to use Employee's name in connection with any inventions, discoveries, improvements or intellectual property that Employee may have created, or had a role in, and such decision shall be in the sole discretion Company (or its Client as the case may be).


          9.    Confidential and Proprietary Information
                ----------------------------------------

                a. During his employment, Employee will have access to Confidential Information relating to such matters as the Company's trade secrets, technical information, technology, information, computer source and object codes, other computer codes, computer interfaces, products, demonstration products, work in progress, data concerning products, client lists, sales and marketing information, client account records, training and operations material and memoranda, personnel records, pricing information, financial information concerning or relating to the accounts, clients, employees, profits, finances and business affairs, systems, procedures, manuals, business plans and organization, as well as such information about the Company's Clients. For purposes of this Agreement, "Confidential Information" means all information and ideas, in any form, relating in any manner to the business of the Company or its Clients, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Employee possession prior to his employment with the Company; or (iii) the information is disclosed to Employee without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from the Company.

                b. Employee understands and agrees that all confidential information will be kept confidential by Employee both during and after his employment under this Agreement. Employee further agrees that he will not, without the prior written approval by the Company, disclose such confidential information, or use such confidential information in any way, either during the Term of this Agreement or at any time thereafter, except as required in the course of his employment.

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          c.   For the purposes of this Agreement, "Client" shall include any person or entity who has contracted with the Company for the development of any product and/or the provision of any service, and any person or entity who has contracted with another person or entity, who in turn has contracted with the Company for the development of any product and/or the provision of any service by the Company.

          d. During Employee's employment with the Company, Employee will be expected to sign the Company's standard confidentiality agreement, which will supplement (and not replace) the obligations of this Agreement.

     10.  Enforcement
          -----------

          a.   Arbitrable Claims:  All disputes between Employee (and his/her
               -----------------
attorneys, successors, and assigns) and the Company (and its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating in any manner whatsoever to the employment or termination of Employee, including, without limitation, claims for breach of contract (express or implied), tort of any kind, employment discrimination (including harassment) as well as all claims based on any federal, state, or local law, statute, or regulation ("Arbitrable Claims"), shall be resolved by arbitration. All persons and entities specified in the preceding sentence (other than the Company and Employee) shall be considered third-party beneficiaries of the rights and obligations created by this Section on Arbitration. Arbitrable Claims shall include, but are not limited to, claims under Title VII, Age Discrimination in Employment Act, Americans with Disabilities Act and New York Human Rights Law. However, claims under applicable workers' compensation law and the National Labor Relations Act shall not be subject to arbitration.

          b.   Arbitration Procedure:  Arbitration of Arbitrable Claims shall be
               ---------------------
in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended, and as augmented in this Agreement and shall take place in the New York City Metropolitan Area, unless otherwise agreed by the parties. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Either party may seek injunctive relief, if applicable, in a court without first arbitrating the Arbitrable Claim, and either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section
6. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

          c.   Forum.  The parties hereto hereby agree that any suit or
               -----
proceeding in a court arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Employee hereby consents and

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irrevocably submits to the in personam jursidiction of the federal and state
                           -----------
courts located in the City, County and State of New York and agrees that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon him personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon it in New York City. The parties hereto each waive any claim that any such jurisdiction is not a conveniennt forum for any such suit or proceeding and any defense of lack of in personam
                                                                 -----------
jurisdiction with respect thereto.


          d.   Injunctive Relief.  Employee acknowledges and agrees that it may
               -----------------
be difficult to fully compensate the Company for damages for a breach or threatened breach of any of the provisions of Sections 6 through 9. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief, as well as to temporary and permanent mandatory relief, as may be applicable, to enforce any of the provisions of Sections 6 thorugh 9, and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive and mandatory relief shall not, however, prohibit the Company from pursuing any other rights or remedies available to it for such breach or threatened breach, including without limitation, the recovery of damages from Employee or any third parties.

     11.  Miscellaneous
          -------------

          a.   Entire Agreement.  This Agreement is intended to be the final,
               ----------------
complete, and exclusive statement of the terms of Employee's employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Employee's duties or compensation will not affect the validity or scope of this Agreement.

          b. Enforcement by Clients.  Employee hereby acknowledges that any
             ----------------------
person or entity who may be, from time to time, a Client, shall be deemed to be an intended beneficiary of Sections 6 through 11 of this Agreement, and that any such Client shall have full rights to enforce the provisions of the aforesaid sections, together with or independent of the Company.

          c.   Amendments, Waivers.  This Agreement may not be amended except by
               -------------------
a writing signed by Employee and by a duly authorized representative of the Company other than Employee. No right under this Agreement shall be waived except by a writing signed by the party against whom the waiver is being enforced.

          d.   Assignment, Successors.  Employee agrees that he will not assign
               ----------------------
any rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives, administrators, executors and permitted assigns. Except as otherwise provided, nothing contained in this Agreement is intended to confer upon any person or entity other than the parties

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hereto, or their respective successors, heirs, personal representatives, administrators executors or permitted assigns, any rights, benefits,obligations, remedies or liabilities under or by reason of this Agreement. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other entity, or the sale by Company of all or substantially all of its assets, or the otherwise lawful assignment by Company of any rights or obligations under this Agreement.

          e.   Severability.  If any provision of this Agreement shall be held
               ------------
by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.

          f.   Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the law of the State of New York, without regard to its principles regarding conflict of laws.

          g.   Expectations Regarding Employment.
               ----------------------------------

I. COMPANY AND EMPLOYEE AGREE THAT THIS AGREEMENT EXPRESSES ALL OF THE EXPECTATIONS BETWEEN EMPLOYEE AND COMPANY REGARDING THE TERM OF EMPLOYEE'S EMPLOYMENT AND EMPLOYEE'S AND COMPANY'S RIGHT TO TERMINATE THAT EMPLOYMENT. EMPLOYEE SHALL HAVE NO GREATER RIGHTS AS AN EMPLOYEE OF COMPANY (OR OF ANY DIRECT OR INDIRECT SUBSIDIARY OR OTHER AFFILIATE OF COMPANY) THAN ANY OTHER PERSON WHO IS NOT RELATED TO COMPANY OR SUCH AFFILIATE IN MORE THAN ONE SUCH CAPACITY. WITHOUT LIMITING THE FOREGOING SENTENCES, EMPLOYEE ACKNOWLEDGES THAT, FOLLOWING THE INITIAL TERM IN SECTION 2.1, EMPLOYEE'S EMPLOYMENT WITH COMPANY WILL BE ON AN AT-WILL BASIS.

II. EMPLOYEE CONFIRMS THAT EMPLOYEE HAS REVIEWED THIS AGREEMENT CAREFULLY AND UNDERSTANDS IT, that EMPLOYEE is fully aware of its legal effect, and that EMPLOYEE has entered into it freely and voluntarily and based on EMPLOYEE'S own JUDGMENT and not on any representations or promises other than those contained in this Agreement. EMPLOYEE FURTHER CONFIRMS THAT EMPLOYEE HAS CONSULTED WITH OR BEEN AFFORDED AMPLE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REPRESENTING EMPLOYEE CONCERNING THIS AGREEMENT AND ANY OTHER AGREEMENTS BETWEEN OR AMONG EMPLOYEE, COMPANY WHICH MAY HAVE BEEN ENTERED INTO SUBSTANTIALLY CONTEMPORANEOUSLY WITH THIS AGREEMENT.

     h. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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     i.   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     The parties have duly executed this Agreement as of the date first written above.

The Company                         Employee


Virtual Communities Inc.


By:______________________           ________________________________
   Name:                            Name:
   Title:                           Social Security Number:

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